UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Drive, Suite 200 San Diego, CA	92127
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective as of February 6, 2017, upon the recommendation of the nominating and corporate governance committee, and pursuant to the bylaws of Conatus Pharmaceuticals Inc. (the “Company”), the Board of Directors (the “Board”) of the Company appointed William R. LaRue to the Board. Mr. LaRue was appointed as a Class I director, with an initial term expiring at the 2017 annual meeting of stockholders of the Company, and was named to serve as the Chairperson of the Board’s audit committee. Following Mr. LaRue’s appointment, the Board’s audit committee will consist of Mr. LaRue, David F. Hale and James P. Scopa.

Mr. LaRue will participate in the Company’s non-employee director compensation program and will receive an annual retainer of $35,000 for his service on the Board. Mr. LaRue will receive an additional annual retainer of $15,000 as Chairperson of the audit committee. Upon joining the Board, Mr. LaRue was granted an option to purchase 30,000 shares of common stock of the Company with an exercise price per share of $5.09, which is equal to the fair market value of the common stock on the date of grant, which will vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant. In addition, on the date of each annual meeting of stockholders of the Company, Mr. LaRue will receive an option to purchase 20,000 shares of common stock of the Company, provided that he has been serving on the Board for at least six months prior to such meeting and will continue to serve on the Board immediately following such meeting, which options will vest and become exercisable on the first anniversary of the date of grant. The amended and restated non-employee director compensation program is described in further detail in, and was filed as Exhibit 10.1 to, the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2016. Mr. LaRue will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1, initially filed with the SEC on June 14, 2013.

There are no arrangements or understandings between Mr. LaRue and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. LaRue and the Company. The Board has determined that Mr. LaRue meets the applicable independence requirements of The NASDAQ Stock Market LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2017	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Charles J. Cashion
	Name:	Charles J. Cashion
	Title:	Senior Vice President, Finance,
Chief Financial Officer and Secretary